Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 21, 2024, with respect to the consolidated financial statements of Nano Dimension Ltd., and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Somekh Chaikin

Member Firm of KMPG International

Tel Aviv, Israel

March 29, 2024